STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT ("Agreement") is made as of January 2nd. 2008 by and between United Mines Incorporated, a corporation organized and existing under the laws of the State of Arizona with registered offices located at: 11924 N. Centaurus Pl., Oro Valley, Arizona 85737, ("Corporation") and Robert A. Metz, whose SS # is; ____-___-____, and whose address is: 1729 South Desert Vista Drive, Tucson AZ. 85748-7549, ("Purchaser").

WITNESSETH

WHEREAS, Corporation is a validly existing corporation formed in 1999 pursuant to Arizona Law, for any lawful purpose including (without limitation) providing professional services; and

WHEREAS, Purchaser desires to purchase 20,000 shares of voting and -0- nonvoting common stock in the Corporation for purposes of participating in the equity of the Corporation as a shareholder of the Corporation; and

WHEREAS, Corporation desires to issue 20,000 shares of voting and -0- nonvoting common stock in the Corporation to Purchaser for purposes of allowing Purchaser to participate in the equity of the Corporation as a shareholder of the Corporation.

NOW, THEREFORE, in consideration of the mutual benefits of the covenants and agreements contained herein, Corporation and Purchaser hereby agree as follows:

TERMS AND CONDITIONS

Section 1 - Recitals: The above recitals and identification of parties are true and correct.

Section 2 - Purchase and Sale of Stock: Corporation hereby issues 20,000 shares of voting and -0- nonvoting common stock in the Corporation to Purchaser in consideration for: Geologist Consultant Services for 1 year. Purchaser hereby agrees to the compensation from Corporation of 20,000 shares of voting and -0- nonvoting common stock in the Corporation as payment in full. Purchase price of Corporation shares at $5.00 per share are based on $5.00 per share on initial public offering.

(a) Transfer of Stock: To evidence the shares being issued to Purchaser by Corporation, Corporation hereby has delivered to Purchaser 1 certificate for total of 20,000 shares of voting and -0- nonvoting common stock, par value $.001 per share, of the Corporation. Said certificate is duly endorsed and has all the necessary documentary stamps affixed. Such certificate shall constitute valid evidence of the ownership of said shares by Purchaser.

(b) Form of Payment: In consideration for the 20,000 shares of voting and -0- nonvoting common stock of the Corporation being issued to Purchaser hereunder, Purchaser has and will supply Geologist Consultant Services for calendar year 2008 to Corporation.

(c) Transaction Record: Corporation hereby represents and warrants that the Secretary of the Corporation has been authorized by Board of Director and Shareholder resolutions approving the Agreement to record the issuance of shares of voting and nonvoting common stock of the Corporation to Purchaser hereunder by documenting the date of issuance, the number of shares issued, the personal name of Purchaser and the number of the stock certificate delivered to Purchaser hereunder in the stock transfer ledger of the Corporation.

(d) Voting Rights: As the record owner of 20,000 shares of voting and -0- nonvoting common stock of the Corporation, Purchaser shall participate in the equity of the Corporation and exercise all rights associated with ownership of shares of common stock of the Corporation, including the right to vote at any shareholder meeting as provided by the by-laws of the Corporation.

SECTION 3 - REPRESENTATIONS AND WARRANTIES OF CORPORATION: Corporation represents and warrants as follows:

(a) Stock Ownership: Corporation hereby represents and warrants as follows:

(1) Authorized Capital Stock: The authorized capital stock of the Corporation consists of 100,000,000 shares of capital stock, with a $.001 per share. Such capital stock may be issued as voting or non-voting stock.

(2) Issued Common Stock: The issued & outstanding voting and nonvoting common stock of the corporation consists of approx. 10,000,000 shares of voting & -0- shares of nonvoting common stock.

(3) Authority to Issue: Corporation has been authorized to issue 20,000 shares of voting and -0- nonvoting common stock of the Corporation to Purchaser. The execution, delivery and performance of this Agreement does not require the consent, approval or authorization of any third party, except as set forth in this Agreement.

(4) Valid Conveyance of Title: The issuance and delivery of 20,000 shares of voting and -0- nonvoting common stock of the Corporation to Purchaser pursuant to the provisions of this Agreement constitutes valid transfer of title to said shares, free and clear of any and all liens, encumbrances and claims of every kind. The stock certificate delivered to Purchaser evidencing the issuance of such shares is duly authorized, validly issued and constitutes valid evidence of the issuance of such shares to Purchaser under the Certificate of Incorporation and By-Laws of the Corporation.

(5) Stock Options Outstanding: The Corporation has NOT granted any stock options to date. The stock option grants the right to maintain percent of the issued and outstanding capital stock of the Corporation. Such stock options are exercisable at will and would allow purchasers to purchase stock from the Corporation at a determined price per share.

(6) Restrictions on Stock: The 20,000 shares of voting and -0- nonvoting common stock of the Corporation being delivered to Purchaser under this Agreement are subject to the representations and restrictions of this Agreement, the Certificate of Incorporation, and the By-Laws of the Corporation.

(b) No Conflict of Agreement or Law: The execution, delivery and performance of this Agreement by Corporation will not violate any of the following:

(1) Agreements: Any agreement or other instrument to which Corporation is a party or by which Corporation or any shares of capital stock of the Corporation are bound;

(2) Laws: Any law, ordinance, requirement, regulation, decree or order applicable to the Corporation, or any shares of voting and nonvoting common stock being conveyed to Purchaser hereunder;

(3) Corporate Provisions: The Certificate of Incorporation, and the By-Laws of the Corporation.

(c) Issuance of Stock -- Valid Consideration: Corporation hereby represents and warrants that the compensation received by Corporation from Purchaser under this Agreement constitutes valid and adequate consideration for the 20,000 shares of voting and -0- nonvoting common stock of the Corporation issued to Purchaser under this Agreement.

(d) Corporation -- Valid Existence: Corporation hereby represents and warrants as follows:

(1) Duly Organized: The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona.

(2) No Subsidiaries: The Corporation does not have any subsidiaries at this time.

(3) No Stock or Securities: The Corporation does not hold any stock or securities in any other corporation for purposes of investment or otherwise at this time.

(4) Unissued Stock: The authorized capital stock of the Corporation is 100,000,000 shares of common stock, par value $.001 per share of which approximately 90,000,000 shares have not been issued.

(5) Tax Status: The fiscal year of the Corporation is January 1st through December 31st. The Corporation has elected to be treated as a C corporation. The Corporation has filed all federal, state and local tax returns due to date.

(6) Corporation Documentation: The Corporate Minute Book of the Corporation containing the Certificate of Incorporation, By-laws, Employment Agreements for Officers, special and annual Board of Director meeting minutes, special and annual Shareholder meeting minutes, stock certificate book and stock transfer ledger shall be available for examination by the Purchaser at all reasonable times until such time as the Purchaser does not own shares of capital stock of the Corporation.

Corporation -- Management: Corporation hereby represents and warrants as follows:

(1) Directors: The Directors of the Corporation are as follows:

Glynn G. Burkhardt

Glynn A. Burkhardt

Glenn E. Martin (Chairman of the board)

Donald J. Steinberg

Robert A. Metz

Nicole Marie Breen

Robert Leitzman

(2) Officers: The Officers of the Corporation are as follows:

Officers	Title
Glynn G. Burkhardt	Founder
Glenn E. Martin	President (CEO)
Glynn A. Burkhardt	Senior V.P. (COO)
Donald J. Steinberg	Executive. V. P. (CFO)
Robert Leitzman	V.P. Dir. of Mining Operations
Nicole Marie Breen	Secretary & Treasurer

SECTION 4 -- REPRESENTATIONS AND WARRANTIES OF PURCHASER: Purchaser represents and warrants as follows:

(a) Issuance of Stock-Valid Consideration: Purchaser hereby represents and warrants that the 20,000 shares of voting and -0- nonvoting common stock of the Corporation issued to Purchaser under this Agreement constitutes valid and adequate compensation for Geologist Consultant Services for 1 year.

(b) Statement of Business Purpose: Purchaser hereby represents and warrants that the 20,000 shares of voting and -0- nonvoting common stock of the Corporation are being acquired for investment and for participating in the equity of the Corporation.

(c) Litigation: To the best knowledge and belief of Purchaser, there is no action, suit, judgment, lien, claim or proceeding pending, in progress and being threatened against Purchaser or his properties or assets at law or in equity as of the date of this Agreement. To the best knowledge and belief of Purchaser, Purchaser has not defaulted respecting any order, writ, injunction or decree of any federal, state, municipal or other court, government department, commission, board, bureau, agency or instrumentality of any kind as of the date of this Agreement. To the best knowledge and belief of Purchaser, Purchaser is not a party to any litigation or administrative proceeding as of the date of this Agreement.

(d) Compliance with Law: To the best knowledge and belief of Purchaser, Purchaser has complied in all material respects with all laws, regulations and judicial or administrative tribunal orders applicable to Purchaser.

(e) Access to Information: Purchaser hereby represents and warrants that Purchaser has had reasonable access to all information pertaining to the Corporation, as follows:

(1) Corporate Documentation: Purchaser represents and warrants that he has the ability to review the Corporate Minute Book of the Corporation, including the Certificate of Incorporation, By-Laws of the Corporation, special and annual Board of Director meeting minutes, special and annual Shareholder meeting minutes, stock certificate book, and the stock transfer ledger during normal business hours.

(2) Tax Matters: Purchaser represents and warrants that he has been advised by Corporation that the Corporation has elected to be treated as an C corporation under the Internal Revenue Code and that the income and losses of the Corporation shall be recognized by the Purchaser as a shareholder hereunder to the extent of such Purchaser's proportionate ownership of the common stock of the Corporation. Purchaser has been advised by the Corporation to seek independent tax advice on the tax impact to Purchaser of purchasing stock hereunder.

(3) Corporation -- Management: Purchaser represents and warrants that Purchaser knows an officer and director of the Corporation personally and has had an opportunity to discuss the operations of the Corporation and consult with said officer and director concerning the purchase of 20,000 shares of voting and -0- nonvoting common stock of the Corporation.

(4) Corporation -- Finance: Purchaser hereby represents and warrants that he may receive and review a list of accounts payable, sales and accounts receivable for the Corporation. **Purchaser hereby represent and warrant that Purchaser understands that the purchase of voting and nonvoting common stock hereunder is a high risk investment and that there is not now, nor does management for the Corporation ever anticipate that there will be, a market for the shares being purchased hereunder.**

(5) Stock Option: Purchaser hereby represent and warrant that Purchaser is aware and has knowledge that the Corporation has NOT granted to date the right by stock option, to anyone, to maintain percent of the issued and outstanding shares of capital stock of the Corporation by purchasing shares of capital stock of the Corporation at a determined price per share.

(6) No Pre-emptive Rights: Purchaser hereby acknowledges and understands that Purchaser does not have Pre-emptive Rights or any right to maintain a percentage of ownership of the capital stock of the Corporation. Purchaser hereby acknowledge and understand that the Corporation intends to issue shares of voting and nonvoting capital stock to other investors from time to time and that issuing any such shares will reduce the pro rata ownership of Purchaser in the capital stock of the Corporation.

SECTION 5 -- EXPENSES: Corporation shall pay the expenses incurred in connection with this Agreement and the transaction contemplated herein including, but not limited to, any attorney or Certified Public Accountant fees.

SECTION 6 -- DISCLOSURE AND INDEMNIFICATION: The representations, warranties and statements of Purchaser, and the information provided to Corporation by Purchaser under this Agreement, do not contain any untrue statements of material fact and do not fail to state any material facts necessary to make the representation, warranty, statement or information not misleading. Purchaser shall indemnify and hold Corporation harmless at all times after the date of this Agreement for any and all damages or deficiencies resulting from any misrepresentation, breach of warranty, or non-fulfillment of any agreement, or failure to disclose a fact which tends to make a statement, representation or warranty misleading. To the extent not disclosed in the materials and information provided to Purchaser under this Agreement, Corporation hereby agrees to indemnify and hold harmless Purchaser against such undisclosed liabilities so long as such liabilities were actually known to Corporation as of the date of this Agreement.

SECTION 7 -- FURTHER ASSURANCES: Purchaser and Corporation hereby represent and warrant that all representations, warranties, statements and information provided to each other under this Agreement are true, correct and accurate as of the date of this Agreement to the best of their knowledge.

SECTION 8 -- BROKER - SUITABILITY: Purchaser and Corporation hereby represent and warrant to each other that a broker has not been involved in this Agreement or any of the transactions contemplated hereunder. Corporation does not represent or warrant the advisability of purchasing any shares of the Corporation and does not represent or warrant the suitability of the proposed purchase of such shares by Purchaser. **Purchaser represent and warrant that Purchaser has made an independent assessment of the financial risks of purchasing shares of the Corporation and has independently determined whether such investment is suitable in light of the Purchaser's financial circumstances and needs without being influenced by Corporation or any of the shareholders, directors or officers of the Corporation.**

SECTION 9 -- SURVIVAL OF REPRESENTATIONS AND WARRANTIES: The representations and warranties made by Corporation and Purchaser in this Agreement shall survive termination of this Agreement and shall continue in favor of Purchaser and Corporation.

SECTION 10 -- ENTIRE AGREEMENT: This Agreement contains the entire understanding of the parties and supersedes all previous verbal and written agreements concerning the shares of capital stock of the Corporation being issued to Purchaser hereunder.

SECTION 11 -- AMENDMENTS AND MODIFICATIONS: Any waivers, alterations, modifications, or amendments of any provision in this Agreement shall not be binding unless such waiver, alteration, modification or amendment is in writing and signed by the respective parties hereto.

SECTION 12 -- BINDING EFFECT: This Agreement shall inure to the benefit of and be binding upon Purchaser and Corporation and their respective legal representatives.

SECTION 13 -- SEVERABILITY: If any provisions of this Agreement are invalid, all other provisions shall remain in full force and effect.

SECTION 14 -- CAPTIONS: The headings and captions of this Agreement are inserted for convenience of reference and do not define, limit or describe the scope or intent of this Agreement or any particular section, paragraph, or provision herein.

SECTION 15 -- COUNTERPARTS: This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 16 -- GOVERNING LAW: This Agreement shall be governed by the laws of the State of ARIZONA.

SECTION 17 -- NOTICE: Notices shall be in writing and shall be deemed delivered in person when delivered by courier or mailed postage prepaid by Certified or Registered Mail -- Return Receipt Requested -- to the persons and address designated below. Notice shall be deemed given on the date of receipt -- as evidenced in the case of Certified or Registered Mail by Return Receipt. Failure to accept Certified or Registered Mail shall be deemed a receipt thereof within ten days after first notice of delivery of the Certified or Registered Mail.

Corporation	Address
UNITED MINES INC.	11924 N. Centaurus Pl. Oro Valley, Arizona 85737
PURCHASER	Mailing Address
Robert A. Metz	1729 South Desert Vista Drive Tucson, Arizona 85748-7549

SECTION 18 -- MISCELLANEOUS:

(a) Pronouns/Gender: Pronouns shall refer to the masculine, feminine, neuter, singular or plural as the context shall require.

(b) Equitable Remedies: In addition to all other rights which may be available, each party shall have the right of specific performance, injunction or other equitable remedy in the event of a breach or threatened breach of this Agreement, the parties acknowledging that damages at law may be an inadequate remedy.

(c) Litigation Expenses: In the event of litigation or arbitration arising out of this Agreement, each party shall pay its own costs and expenses of litigation and arbitration (including fees and expenses of arbitrators and administrative fees and expenses of arbitration).

(d) Bankruptcy: If either party must institute, defend, appear or attend any bankruptcy proceeding as a result of the filing of bankruptcy by the other party, fees and expenses shall be born by the filing party. If either party has a bankruptcy proceeding filed against it, the other party shall be entitled to recover all attorney fees, expert witness fees, and other costs incurred in connection with the bankruptcy proceeding, hearing or trial.

(e) Waiver: A waiver of any breach of this Agreement shall not be held a waiver of any other breach. All remedies under this Agreement are in addition to remedies provided by law and are cumulative. Failure to enforce any provision of this Agreement shall not be a waiver or create an estoppel from enforcing such provisions.

(f) Arbitration: Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in accordance with the Arbitration Rules and Laws of the State of Arizona, County of PIMA. Judgment upon the award rendered by the arbitrators shall be binding and may be entered in any court having jurisdiction thereof. Qualified Arbitrators shall be selected by the parties in accordance with the Arbitration Rules of the State of Arizona, County of PIMA. Each party shall have the right of discovery as set forth in the Federal Rules of Civil Procedure.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

CORPORATION:

UNITED MINES INC.

Glenn E Martin

By: Glenn E. Martin

As to Corporation

PURCHASER:

Robert A. Metz

By: Robert A. Metz